Exhibit 99.1

NEWS RELEASE

Teradata Reports 2014 First Quarter Results

•	Revenue increased 7 percent, 8 percent in constant currency(1)

•	Product Revenue up 10 percent, 11 percent in constant currency(1)

•	EPS of $0.37, versus $0.35 in first quarter 2013

•	Non-GAAP EPS of $0.54, a 26 percent increase from first quarter 2013(2)

•	Cash from operations increased $100 million, or 41 percent, from first quarter 2013

•	Expects lower end of previous full-year guidance ranges for revenue and non-GAAP EPS

•	Board of Directors increases share repurchase authorization to approximately $550 million

ATLANTA, Georgia (May 8, 2014) – Teradata Corp. (NYSE: TDC) reported revenue of $628 million for the quarter ended March 31, 2014, an increase of 7 percent from $587 million in the first quarter of 2013. Revenue in the first quarter increased 8 percent when compared in constant currency.(1)

Gross margin was 53.0 percent, as reported under U.S. Generally Accepted Accounting Principles (GAAP), versus 52.0 percent in the first quarter of 2013. On a non-GAAP basis, excluding stock-based compensation expense and the other special items described in footnote #2, gross margin was 54.9 percent, an increase from 53.3 percent in the first quarter of 2013.(2)

Teradata reported first quarter net income of $59 million, or $0.37 per diluted share, which compared to net income of $59 million, or $0.35 per diluted share, in the first quarter of 2013. Stock-based compensation expense and other special items reduced Teradata’s first quarter net income by $28 million (or 17 cents of EPS) as reported under GAAP.(2) Excluding stock-based compensation expense and the other special items detailed in footnote #2, non-GAAP net income in the first quarter of 2014 was $87 million, or $0.54 per diluted share, versus $73 million, or $0.43 per diluted share, in the first quarter of 2013.(2)

“Teradata had a good first quarter with 7 percent revenue growth and 26 percent non-GAAP EPS growth; and set records for first quarter new customer wins and free cash flow,” said Mike Koehler, president and chief executive officer, Teradata Corporation.

“Teradata is leading the way as companies begin to build out their analytical data environments leveraging multiple workload-specific platforms. This is the focus of our Unified Data Architecture value proposition. Looking ahead, we will continue to increase our investments in Integrated Data Warehousing, Big Data Analytics, and Integrated Marketing Cloud, along with our Unified Data Architecture and services to help customers with the adoption of the evolving analytical ecosystem.”

Segment Revenue Performance

(in millions)

	For the Three Months Ended March 31
	2014	2013	% Change as Reported	% Change in Constant Currency(1)
Americas	$384	$355	8%	9%
International	244	232	5%	6%

Total revenue	$628	$587	7%	8%

Operating Income

First quarter operating income of $89 million increased from $76 million reported in the first quarter of 2013. On a non-GAAP basis, operating income was $125 million versus $104 million in the first quarter of 2013.(2) The increase was primarily due to higher revenue and favorable revenue mix which generated higher product gross margin.

Cash Flow

During the first quarter of 2014, Teradata generated $343 million of cash from operating activities, which compared to $243 million in the prior-year period. The increase was primarily driven by net changes in the components of working capital. Teradata generated $310 million of free cash flow (cash from operating activities less capital expenditures and additions to capitalized software)(3) in the first quarter of 2014, versus $216 million in the same period in 2013.

Balance Sheet and Share Repurchase Program

Teradata ended the quarter with $922 million in cash, a $227 million increase from December 31, 2013. The increase in cash in the first quarter was partially offset by Teradata’s purchase of 2.0 million shares of its stock for approximately $86 million during the quarter.

On May 5, 2014, Teradata’s Board of Directors authorized an additional $300 million to be utilized to repurchase Teradata common stock under its open market share repurchase program. Teradata now has a total of approximately $550 million authorized for share repurchases under its share repurchase program. The stock is anticipated to be repurchased periodically on an ongoing basis in open market transactions at management’s discretion, in accordance with applicable securities rules regarding issuer repurchase. The increased share repurchase authorization is effective immediately and the program, which was extended three years, now expires on May 8, 2017.

As of March 31, 2014, Teradata had total debt of $270 million outstanding under a term loan. Additionally, Teradata has $300 million available through a pre-arranged credit facility; however, no funds were drawn from the credit facility.

2014 Outlook

Teradata now expects full-year 2014 revenue to grow at the lower end of its previous 3-7 percent guidance range.(1) Based on currency rates at the end of April 2014, currency translation is not expected to have a meaningful impact on full-year revenue comparison. Teradata also expects 2014 non-GAAP earnings per share (which excludes stock-based compensation expense and other special items) to be at the lower end of the $2.85-$3.00 range.(2)

2014 First Quarter Earnings Conference Call

A conference call is scheduled today at 8:30 a.m. (ET) to discuss the company’s first quarter 2014 results. Access to the conference call, as well as a replay of the call, is available on Teradata’s web site at investor.teradata.com.

Supplemental financial information regarding Teradata’s operating results is also available on the Investor Relations page of Teradata’s web site.

1.	The impact of currency is determined by calculating the prior-period results using the current-year monthly average currency rates. See the foreign currency fluctuation schedule on the Investor Relations page of the company’s web site at investor.teradata.com, which is used to determine revenue on a constant currency basis.

	For the Three Months Ended March 31 (in millions)
	2014	2013	% Change As Reported	% Change Constant Currency
Revenue
Products (software/hardware)	$273	$249	10%	11%
Consulting services	189	186	2%	2%
Maintenance services	166	152	9%	11%

Total services	355	338	5%	6%

Total revenue	$628	$587	7%	8%

	For the Three Months Ended March 31
	(in millions)
	2014	2013	% Change As Reported	% Change Constant Currency
By segment
Americas	$384	$355	8%	9%
International	244	232	5%	6%

Total revenue	$628	$587	7%	8%

2.	Teradata reports its results in accordance with GAAP. However, as described below, the company believes that certain non-GAAP measures (such as non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, and non-GAAP earnings per diluted share, or EPS, which exclude certain items as well as free cash flow) are useful for investors. Our non-GAAP measures are not meant to be considered in isolation or as substitutes for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

Special items included in Teradata’s 2014 first quarter GAAP operating income results as reported in this release included $12 million of stock-based compensation expense; $12 million of amortization of acquisition-related intangible assets; and $12 million of acquisition, integration and reorganization expenses which includes a voluntary early-retirement program offered in the first quarter of 2014. In addition to the special items included in Teradata’s 2014 first quarter GAAP operating income, Teradata’s GAAP net income also included a $5 million ($7 million pre-tax) impairment of an equity investment.

Teradata’s 2013 first quarter GAAP net income included a $4 million income tax benefit related to the 2012 U.S. Research & Development tax credit. This benefit was included in Teradata’s non-GAAP results in the fourth quarter of 2012, since the benefit related to the 2012 tax reporting period. However, Teradata could not include the tax benefit in its GAAP results in the fourth quarter of 2012 due to the American Taxpayer Relief Act of 2012 not being enacted until January 2013. As a result, the $4 million tax benefit is included in Teradata’s first quarter 2013 GAAP net income, but excluded from the company’s non-GAAP net income.

The following tables reconcile Teradata’s actual and projected results and EPS under GAAP to the company’s actual and projected non-GAAP results and EPS for the periods presented, which exclude certain items. Our management regularly uses supplemental non-GAAP financial measures, such as gross margin, operating income, net income and EPS, excluding certain items internally, to understand, manage and evaluate our business and support operating decisions. The company believes such non-GAAP financial measures (1) provide useful information to investors regarding the underlying business trends and performance of the company’s ongoing operations, (2) are useful for period-over-period comparisons of such operations and results, that may be more easily compared to peer companies and allow investors a view of the company’s operating results excluding special items, (3) provide useful information to management and investors regarding present and future business trends, and (4) provide consistency and comparability with past reports and projections of future results.

Teradata’s reconciliation of GAAP to non-GAAP results included in this release:

(in millions, except per share data)

	For the Three Months Ended March 31
	2014	2013	% Change as Reported
Gross Margin:
GAAP Gross Margin	$333	$305	9%
% of Revenue	53.0%	52.0%
Excluding:
Stock-based compensation expense	3	1
Amortization of acquisition-related intangible assets	5	7
Acquisition, integration and reorganization related costs	4	—

Non-GAAP Gross Margin	$345	$313	10%

% of Revenue	54.9%	53.3%

Operating Income:
GAAP Operating Income	$89	$76	17%
% of Revenue	14.2%	12.9%
Excluding:
Stock-based compensation expense	12	13
Amortization of acquisition-related intangible assets	12	12
Acquisition, integration and reorganization related costs	12	3

Non-GAAP Operating Income	$125	$104	20%

% of Revenue	19.9%	17.7%

	For the Three Months Ended March 31
	2014	2013	% Change as Reported
Net Income:
GAAP Net Income	$59	$59	0%
% of Revenue	9.4%	10.1%
Excluding:
Stock-based compensation expense	8	8
Amortization of acquisition-related intangible assets	8	8
Acquisition, integration and reorganization related costs	7	2
Net loss on equity investments	5	—
2012 R&D Tax Credit, enacted in 2013	—	(4)

Non-GAAP Net Income	$87	$73	19%

% of Revenue	13.9%	12.4%

	For the Three Months Ended March 31
Diluted Earnings Per Share:	2014	2013	Full-Year 2014 Guidance
GAAP Diluted Earnings Per Share	$0.37	$0.35	$2.34-2.49
Excluding:
Stock-based compensation expense	$0.05	$0.05	$0.23
Amortization of acquisition-related intangible assets	$0.05	$0.05	$0.17
Acquisition, integration and reorganization related costs	$0.04	$0.01	$0.08
Net loss on equity investments	$0.03	—	$0.03
2012 R&D Tax Credit, enacted in 2013	—	($0.03)	—

Non-GAAP Diluted Earnings Per Share	$0.54	$0.43	$2.85-$3.00

3.	As described above, the company believes that free cash flow is a useful non-GAAP measure for investors. Teradata defines free cash flow as cash provided/used by operating activities less capital expenditures for property and equipment, and additions to capitalized software. Free cash flow does not have a uniform definition under GAAP and therefore, Teradata’s definition may differ from other companies’ definitions of this measure. Teradata’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of the company’s stock and repayment of the company’s debt obligations, if any. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. This non-GAAP measure is not meant to be considered in isolation, as a substitute for, or superior to, results determined in accordance with GAAP, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

	For the Three Months Ended March 31
	(in millions)
	2014	2013
Cash provided by operating activities (GAAP)	$343	$243
Less capital expenditures for:
Expenditures for property and equipment	(12)	(10)
Additions to capitalized software	(21)	(17)

Total capital expenditures	(33)	(27)

Free Cash Flow (non-GAAP measure)(3)	$310	$216

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause Teradata’s actual results to differ materially. In addition to the factors discussed in this release, other risks and uncertainties could affect our future results, and could cause actual results to differ materially from those expressed in such forward-looking statements. Such factors include those relating to: the global economic environment in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases by our current and potential customers, and other general economic and business conditions; the rapidly changing and intensely competitive nature of the information technology industry and the data analytics business, including the increased pressure on price/performance for data analytics solutions; fluctuations in our operating results, unanticipated delays or accelerations in our sales cycles and the difficulty of accurately estimating revenues; risks inherent in operating in foreign countries, including the impact of economic, political, legal, regulatory, compliance, cultural, foreign currency fluctuations and other conditions abroad; the timely and successful development, production or acquisition and market acceptance of new and existing products and services, including our ability to accelerate market acceptance of new products and services as well as the reliability, quality, security and operability of new products because of the difficulty and complexity associated with their testing and production; tax rates; turnover of workforce and the ability to attract and retain skilled employees; availability and successful exploitation of new acquisition and alliance opportunities; our ability to execute integration plans for newly acquired entities, including the possibility that expected synergies and operating efficiencies may not be achieved, that such integration efforts may be more difficult, time-consuming or costly than expected, and that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; changes in Generally Accepted Accounting Principles (GAAP) and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class and secure internal information technology and control systems; and other factors described from time-to-time in the company’s filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and subsequent quarterly reports on Forms 10-Q, as well as the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Teradata

Teradata (NYSE: TDC), a global leader in analytic data platforms, marketing applications, and consulting services, helps organizations become more competitive by increasing the value of their data and customer relationships. Visit teradata.com for details.

Get to know Teradata:

Teradata is a trademark or registered trademark of Teradata Corporation in the United States and other countries.

INVESTOR CONTACT: Gregg Swearingen Teradata (937) 242-4600 gregg.swearingen@teradata.com	MEDIA CONTACT: Mike O’Sullivan Teradata (937) 242-4786 mike.osullivan@teradata.com

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Schedule A

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts - unaudited)

	For the Period Ended March 31
	Three Months
	2014	2013	% Chg
Revenue
Products	$273	$249	10%
Services	355	338	5%

Total revenue	628	587	7%

Product gross margin	181	156
% of Revenue	66.3%	62.7%
Services gross margin	152	149
% of Revenue	42.8%	44.1%

Total gross margin	333	305
% of Revenue	53.0%	52.0%

Selling, general and administrative expenses	188	179
Research and development expenses	56	50

Income from operations	89	76
% of Revenue	14.2%	12.9%

Other expense, net	(7)	(1)

Income before income taxes	82	75
% of Revenue	13.1%	12.8%

Income tax expense	23	16

% Tax rate	28.0%	21.3%

Net income	$59	$59

% of Revenue	9.4%	10.1%

Net income per common share
Basic	$0.37	$0.36
Diluted	$0.37	$0.35

Weighted average common shares outstanding
Basic	158.4	165.4
Diluted	160.9	168.5

Schedule B

TERADATA CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions - unaudited)

	March	December 31,	March
	2014	2013	2013
Assets
Current assets
Cash and cash equivalents	$922	$695	$853
Accounts receivable, net	607	717	510
Inventories	42	56	65
Other current assets	88	95	81

Total current assets	1,659	1,563	1,509
Property and equipment, net	159	161	148
Capitalized software, net	199	195	179
Goodwill	946	946	921
Acquired intangible assets	138	149	173
Deferred income taxes	24	24	25
Other assets	53	58	62

Total assets	$3,178	$3,096	$3,017

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$97	$114	$111
Payroll and benefits liabilities	133	136	115
Deferred revenue	499	390	457
Other current liabilities	153	136	100

Total current liabilities	882	776	783
Long-term debt	240	248	271
Pension and other postemployment plan liabilities	75	76	71
Long-term deferred revenue	24	25	32
Deferred tax liabilities	78	87	85
Other liabilities	30	27	22

Total liabilities	1,329	1,239	1,264

Stockholders’ equity
Preferred stock	—	—	—
Common stock	2	2	2
Paid-in capital	993	973	920
Treasury Stock	(1,270)	(1,184)	(901)
Retained earnings	2,092	2,033	1,715
Accumulated other comprehensive income	32	33	17

Total stockholders’ equity	1,849	1,857	1,753

Total liabilities and stockholders’ equity	$3,178	$3,096	$3,017

Schedule C

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2014	2013
Operating activities
Net income	$59	$59
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41	34
Stock-based compensation expense	12	13
Excess tax benefit from stock-based compensation	(1)	(3)
Deferred income taxes	(5)	6
Loss on investments	8	—
Changes in assets and liabilities:
Receivables	111	158
Inventories	14	(18)
Current payables and accrued expenses	3	(87)
Deferred revenue	109	84
Other assets and liabilities	(8)	(3)

Net cash provided by operating activities	343	243

Investing activities
Expenditures for property and equipment	(12)	(10)
Additions to capitalized software	(21)	(17)
Business acquisitions and other investing activities, net	(4)	—

Net cash used in investing activities	(37)	(27)

Financing activities
Repurchases of common stock	(86)	(93)
Repayments of long-term borrowings	(4)	(4)
Excess tax benefit from stock-based compensation	1	3
Other financing activities, net	7	7

Net cash used in financing activities	(82)	(87)

Effect of exchange rate changes on cash and cash equivalents	3	(5)

Increase in cash and cash equivalents	227	124
Cash and cash equivalents at beginning of period	695	729

Cash and cash equivalents at end of period	$922	$853

Schedule D

TERADATA CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions - unaudited)

	For the Period Ended March 31
	Three Months
	2014	2013	% Change As Reported	% Change Constant Currency
Segment Revenue
Americas	$384	$355	8%	9%
International	244	232	5%	6%

Total revenue	628	587	7%	8%

Segment gross margin

Americas	223	195
% of Revenue	58.1%	54.9%

International	110	110
% of Revenue	45.1%	47.4%

Total gross margin	333	305
% of Revenue	53.0%	52.0%

Selling, general and administrative expenses	188	179
Research and development expenses	56	50

Income from operations	$89	$76

% of Revenue	14.2%	12.9%